Know all by these presents, that the undersigned (the "Reporting Person") hereby constitutes and appoints each of Kenneth D.DeGiorgio, Jeffrey S. Robinson, Kathleen M. Collins, Melissa B. Stanisai and Mark R Arnesen as the Reporting Person's true and lawfulattorney-in-fact to:

(1) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer and /or director of TheFirst American Corporation, a California corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of theSecurities Exchange Act of 1934 and the rules of the United StatesSecurities and Exchange Commission the SEC thereunder;

(2)do and perform any and all acts for and on behalf of the Reporting Person which may be necessary ordesirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority; and

(3)take any other action of any type whatsoever in connection with the foregoing which, in the opinion ofsuch attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting
Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

Power of Attorney
The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform anyand every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do ifpersonally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done byvirtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are notassuming, nor is the Company assuming, any of the Reporting Person s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 29th day of March, 2006.


_____/s/ Frank V. McMahon____________________
Signature

 _____    Frank V. McMahon ____________________
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